Exhibit 10.3
BOARD OF DIRECTORS
INFINERA CORPORATION
2016 EQUITY INCENTIVE PLAN
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
Unless otherwise defined herein, the terms defined in the 2016 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Restricted Stock Units (the “Notice of Grant”) and Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A (together, the “Agreement”).
Participant:
Address:

Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Agreement, as follows:
Grant Number
Date of Grant
Vesting Commencement Date
Number of Restricted Stock Units
Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Units will vest in accordance with the following schedule:

SHARES                 VEST DATE

Notwithstanding the foregoing, in the event of a Change of Control (as defined in the Plan) of the Company, 100% of the shares subject to the Restricted Stock Units shall immediately vest upon such Change of Control of the Company.
In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will immediately terminate.
Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement and fully understands all provisions of the Plan and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated above.

INFINERA CORPORATION

EXHIBIT A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT
1.Grant. The Company hereby grants to the Participant named in the Notice of Grant (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference.
2.Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive one Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to payment of any such Shares. Prior to actual payment of Shares for any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.
4.Acceleration.
(a)    Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan (including Section 5(c) of the Plan). If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. If a Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Section 4 in all cases will be paid at a time and in a manner that is exempt from, or complies with, Section 409A. The immediately preceding sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to such sentence.
(b)    Acceleration Relating to Death or Disability. Without limiting the terms of Section 4(a), if a Participant ceases to be a Service Provider by reason of the Participant’s Disability or death (except resulting from suicide), then the Restricted Stock Units that remain unvested as of the date Participant’s status as a Service Provider terminated shall fully vest.
5.Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate; the Administrator shall have the exclusive discretion to determine when Participant ceases to be a Service Provider for purposes of the Restricted Stock Unit grant.
6.Payment after Vesting.
(a)    Subject to Section 8, any Restricted Stock Units that vest will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to satisfying any Tax Obligations. Subject to the provisions of Section 6(b), such vested Restricted Stock Units shall be paid in Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Shares underlying the Restricted Stock Units payable under this Agreement.
(b)    The following provision applies if Participant is a U.S. taxpayer:
Notwithstanding anything in the Plan or this Agreement or any other agreement (whether entered into before, on or after the Date of Grant) to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to Participant’s death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated

Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid out as described in Section 7 as soon as practicable following his or her death. It is the intent of this Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply, with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).
7.Death of Participant. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
8.Tax Withholding. Participant acknowledges and agrees that no Shares will be issued to Participant unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of Tax Obligations (as defined below) which the Company or its Parent or Subsidiary employing or retaining Participant (the “Employer”) determines must be withheld with respect to these Restricted Stock Units or any Shares issuable upon vesting. For purposes of this Agreement, “Tax Obligations” means tax, social insurance and social security liability obligations and requirements in connection with this Award, if any, including, without limitation, (i) all federal, state, and local income, employment and any other taxes (including Participant’s U.S. Federal Insurance Contributions Act (FICA) obligation, if any) that are required to be withheld by the Company (or Employer, as applicable), (ii) Participant’s and, to the extent required by the Company (or Employer, as applicable), the Company’s (or Employer’s) fringe benefit tax liability, if any, associated with the grant or vesting of this Award or sale of Shares issued under this Award, and (iii) any other taxes or social insurance or social security liabilities or premium the responsibility for which Participant has, or has agreed to bear, with respect to this Award (or issuance of Shares or other consideration thereunder). Participant acknowledges and agrees that the ultimate liability for all Tax Obligations related to Participant’s participation in the Plan is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction, Participant acknowledges and agrees that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of Tax Obligations, if any, at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to the terms of this Agreement or the Plan or at the time any Tax Obligations related to Restricted Stock Units otherwise are due, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares hereunder, and the Restricted Stock Units will be returned to the Company at no cost to the Company.
Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax Obligations (if any). In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, to satisfy the obligations with regard to all Tax Obligations by one or a combination of the following methods: (1) withholding from the proceeds of the sale of Shares, whereby Participant authorizes the Company and/or the Employer, or their respective agents, to satisfy the obligations with regard to all Tax Obligations by withholding from the proceeds of the sale of Shares acquired at settlement of the Restricted Stock Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent), in which case only whole Shares will be sold to satisfy any Tax Obligations and a cash refund will be remitted to Participant for the value of any Shares sold in excess of the Tax Obligations (and any associated broker or other fees), all pursuant to such procedures as the Administrator may specify from time to time; (2) withholding from Participant’s salary, wages or other cash compensation paid to Participant by the Company and/or the Employer; or (3) withholding in Shares acquired at vesting of the Restricted Stock Units at a fair market value equal to the amount of any Tax Obligations required to be withheld. For persons designated by the Company as being required to file Section 16 reports pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Individual”), the Company and/or the

Employer, or their respective agents, will satisfy the obligations by method (3) above, unless otherwise determined by the Administrator, in its sole discretion. For Employees who are not Section 16 Individuals, the Company and/or the Employer, or their respective agents, will generally satisfy the obligations by method (1) above unless otherwise determined by the Administrator. Employees who are not Section 16 Individuals and who are resident in the United States may choose to satisfy their withholding obligations by method (2) above.
Alternatively, or in addition to the withholding methods above, if permissible under Applicable Laws, the Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy the Tax Obligations with respect to the Restricted Stock Units, in whole or in part (without limitation) by delivery of cash or check to the Company or the Employer.
Depending on the withholding method, the Company may withhold or account for Tax Obligations by considering applicable minimum statutory withholding rates or other applicable withholding rates (including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent), and in such manner that the Company, in its sole discretion, determines will not result in adverse consequences to the Company for financial accounting purposes. If the obligation for Tax Obligations is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax Obligations.
9.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
10.No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or his or her acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the U.S. federal, state, local and non‑U.S. tax consequences of this investment and the transactions contemplated by the Agreement and all other aspects of Participant’s participation in the Plan before taking any action related to the Plan.
11.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
12.Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Infinera Corporation, Attn: Stock Administration, 140 Caspian Court, Sunnyvale, CA 94089, or at such other address as the Company may hereafter designate in writing.
13.Grant is Not Transferable. Except to the limited extent provided in Section 7, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
14.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
15.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any U.S. federal, state, local or non-U.S. law, the tax code and related regulations or the rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or any other governmental regulatory body or the clearance, consent or approval of the SEC or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate U.S. federal, state, local or non-U.S. securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or U.S. federal, state, local or non-U.S. law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.
16.Plan Governs. This Agreement is subject to all terms and provisions of the Plan. Subject to Section 20(c) of the Plan, in the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.
17.Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
18.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units or other Awards that may be granted under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
19.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
20.Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
21.Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.
22.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
23.Governing Law and Venue. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.
24.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares underlying the Restricted Stock Units, to the extent the Company determines it is necessary or advisable for legal and administrative reasons and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
25.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant.
26.Successors and Assigns. The Company may assign any of its rights under the Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Agreement may be assigned only with the prior written consent of the Company.
27.Insider-Trading/Market-Abuse Laws. Participant acknowledges that he or she may be subject to insider-trading restrictions and/or market-abuse laws, which may affect his or her ability to purchase or sell Shares acquired under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider-trading policy. Participant is responsible for complying with any applicable restrictions, so Participant is advised to speak to his or her personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in his or her country.
28.Foreign Asset/Account Reporting Requirements. Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold the Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the Shares acquired under the Plan) in a brokerage or bank account outside his or her country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and Participant should speak to his or her personal advisor on this matter.